Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 27, 2020 relating to the financial statements, which appears in the Registration Statement on Form S-1 (No. 333-239347) of 1Life Healthcare, Inc. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-239347) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

June 24, 2020